Exhibit 99.1

Suite 920, 475 West Georgia Street
Vancouver, BC V6B 4M9
telephone: 604.689-7317 facsimile: 604.688.0094

FOR IMMEDIATE RELEASE

CLOSING OF PRIVATE PLACEMENT: US$2,270,350

Vancouver, January 20, 2004 - Luna Gold Corp. (TSXV-LGC.U) ("Luna") announces that its private placement announced in its news release dated November 2, 2004 was accepted for filing by the TSX Venture Exchange on January 14, 2005. On January 18, 2005, in accordance with the provisions of the private placement, Luna issued a total of 7,567,835 units (the "Units") at a price of US$0.30 per Unit, each Unit consisting of one (1) common share and one (1) share purchase warrant, each warrant entitling the holder to purchase one (1) additional common share in Luna's capital stock at a price of US$0.50 per share on or before January 18, 2007.

The shares, the warrants and any shares issued on exercise of the warrants (collectively, the "Securities") will be subject to a hold period in British Columbia, Alberta and Ontario expiring on May 19, 2005. The Securities are also subject to the TSX Venture Exchange"s hold period which will also expire on May 19, 2005.

About Luna Gold Corp

Luna is a mining exploration company with a focus on gold exploration in China and Nevada. Luna looks to use its strengths in project generation to acquire prospective properties with the intent of joint venturing them to value add partners.

For further information contact Tim Searcy at (604) 689-7317 (extension 225).

On behalf of the Board of Directors

LUNA GOLD CORP.

"Tim Searcy"

Tim Searcy, President

Website: www.lunagold.com
 For further information contact Investor Relations at (604) 689-7317 or toll free at 1-866-689-7317.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the contents herein.

Forward-Looking Statements:

Statements in this release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors identified in Luna Gold Corp.'s periodic filings with Canadian Securities Regulators. Such forward-looking information represents management's best judgment based on information currently available. No forward-looking statement can be guaranteed and actual future results may vary materially. Luna Gold does not assume the obligation to update any forward-looking statement.